As filed with the Securities and Exchange Commission on May 21, 2004

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

SERENA SOFTWARE, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	94-2669809
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

2755 Campus Drive, 3rd Floor

San Mateo, California 94403-2538

(Address of Principal Executive Offices) (Zip Code)

1996 Micro Focus Share Option Plan, including

the 1996 Approved Share Option Scheme

1998 Merant Share Option Plan

Merant 1998 Inland Revenue Approved Share Option Scheme

1992 Intersolv Stock Option Plan

1997 Intersolv Stock Option Plan

Merant 1999 Employee Share Purchase Plan

(Full Title of the Plans)

Mark Woodward

President and Chief Executive Officer

SERENA Software, Inc.

2755 Campus Drive, 3rd Floor

San Mateo, California 94403-2538

(Name and Address of Agent for Service)

(650) 522-6600

(Telephone Number, Including Area Code, of Agent for Service)

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)(2)	Proposed Maximum Offering Price per Share(3)	Proposed Maximum Aggregate Offering Price(3)	Amount of Registration Fee(3)(4)

Common Stock, par value $.001 per share	733,559	$16.93	$12,419,154	$1,152

(1)	Includes shares subject to options assumed in connection with the Offer (as defined below). Pursuant to Rule 416(a), this Registration Statement shall also cover any additional shares of the Registrant’s Common Stock which become issuable under the 1996 Micro Focus Share Option Plan (including the 1996 Approved Share Option Scheme), 1998 Merant Share Option Plan, 1992 Intersolv Stock Option Plan, 1997 Intersolv Stock Option Plan, Merant 1998 Inland Revenue Approved Share Option Scheme and Merant 1999 Employee Share Purchase Plan (collectively, the “Plans”) by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of the outstanding shares of the Registrant’s Common Stock.
(2)	The Registrant previously registered 6,056,530 shares of its common stock, par value $.001 per share, under its Registration Statement on Form S-4 (No. 333-113405) (the “Form S-4”) in connection with its offer for the entire issued and to be issued share capital of Merant plc (the “Offer”), which was declared effective on April 14, 2004. The number of shares registered under the Form S-4 was based on the aggregate number of ordinary shares of Merant plc, par value 2 pence per share (“Merant Ordinary Shares”) and American Depositary Shares of Merant plc (“Merant ADSs”), each Merant ADS representing 5 Merant Ordinary Shares, outstanding and a number of Merant Ordinary Shares and Merant ADSs issuable upon exercise of options to acquire Merant Ordinary Shares and Merant ADSs multiplied by an exchange ratio of 0.04966 shares of common stock, par value $.001 per share, of the Registrant per Merant Ordinary Share. Up to approximately 5,860,000 shares of Registrant’s common stock, par value $.001 per share, are issuable under the Form S-4 to holders of Merant Ordinary Shares and Merant ADSs pursuant to the Offer.
(3)	Estimated in accordance with Rule 457(h) and 457(c) under the Securities Act of 1933, as amended (the “Securities Act”), solely for the purpose of calculating the total registration fee. The price per share and aggregate offering price are based upon the average of the high and low prices of the Registrant’s common stock as reported on the Nasdaq National Market on May 18, 2004.
(4)	A registration fee of $15,133 was previously paid in connection with the registration of 6,056,530 shares of the Registrant’s common stock under the Form S-4. The registration fee paid under the Form S-4 was calculated pursuant to Rules 457(f) and 457(c) under the Securities Act. Based on the average of the high and low sales prices of the Registrant’s common stock, as reported on the Nasdaq National Market System on March 4, 2004, the proposed maximum offering price under the Form S-4 was $119,434,772. As 196,530 shares subject to the options to purchase Merant shares assumed by the Registrant were included in the Form S-4, for which a registration fee of $15,133 was paid with the Form S-4, a fee of $1,152 is included herewith covering the additional 537,029 shares to be registered under this Form S-8 for which no fee was previously paid.

INTRODUCTION

This Registration Statement on Form S-8 is filed by SERENA Software, Inc., a Delaware corporation (the “Registrant”), relating to 733,559 shares of its common stock, par value $0.001 per share (the “Common Stock”), issuable under the 1996 Micro Focus Share Option Plan (including 1996 Approved Share Option Scheme), Merant 1998 Share Option Plan, 1992 Intersolv Stock Option Plan, 1997 Intersolv Stock Option Plan, the Merant 1998 Inland Revenue Approved Share Option Scheme and Merant 1999 Employee Share Purchase Plan (collectively, the “Plans”).

PART I

INFORMATION REQUIRED IN SECTION 10(a) PROSPECTUS

Item 1.	Plan Information

Not filed as part of this Registration Statement pursuant to Note to Part I of Form S-8.

Item 2.	Registrant Information and Employee Plan Annual Information

Not filed as part of this Registration Statement pursuant to Note to Part I of Form S-8.

PART II

Information Required in the Registration Statement

Item 3.	Incorporation of Documents by Reference

The following documents, which previously have been filed by the Registrant with the Securities and Exchange Commission (the “Commission”), are incorporated herein by reference and made a part hereof:

(i) The Registrant’s Annual Report on Form 10-K for the fiscal year ended January 31, 2004;

(ii) The Registrant’s Current Report on Form 8-K, filed with the Commission on April 30, 2004;

(iii) All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”) since the end of the fiscal year covered by the Annual Report referred to in (i) above;

(iv) The description of the Registrant’s Common Stock contained in the Registrant’s Registration Statement on Form 8-A, filed with the Commission on January 22, 1999, including any amendment or report filed for the purpose of updating such description;

All reports and other documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment hereto, which indicates that all securities offered hereunder have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.

For purposes of this Registration Statement, any document or any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded to the extent that a subsequently filed document or a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated herein by reference modifies or supersedes such document or such statement in such document. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement. Subject to the foregoing, all information appearing in this Registration Statement is so qualified in its entirety by the information appearing in the documents incorporated by reference.

Item 4.	Description of Securities

Not Applicable.

Item 5.	Interests of Named Experts and Counsel

Not Applicable.

Item 6.	Indemnification of Directors and Officers

Certificate of Incorporation

Article 9 of our Certificate of Incorporation provides that, to the fullest extent permitted by Delaware law, as the same now exists or may hereafter be amended, a director shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. Delaware law provides that directors of a corporation will not be personally liable for monetary damages for breach of their fiduciary duties as directors, except for liability:

•	for any breach of their duty of loyalty to the corporation or its stockholders,

•	for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law,

•	for unlawful payments of dividends or unlawful stock repurchases or redemptions, or

•	for any transaction from which the director derived an improper personal benefit.

Bylaws

Our Bylaws provide that we will indemnify our directors and executive officers and may indemnify our other officers and employees and other agents to the fullest extent permitted by law. We believe that indemnification under our Bylaws covers at least negligence and gross negligence on the part of the indemnified parties. Our Bylaws also permit us to secure insurance on behalf of any officer, director, employee or other agent for any liability arising out of his or her actions in such capacity, regardless of whether the Bylaws would permit indemnification.

Indemnification Arrangements

We have entered into agreements to indemnify our directors and executive officers, in addition to indemnification provided for in SERENA’s Bylaws. These agreements, among other things, provide for indemnification of SERENA’s directors and executive officers for certain expenses (including attorneys’ fees), judgments, fines and settlement amounts incurred by any such person in any action or proceeding, including any action by or in the right of SERENA, arising out of such person’s services as a director or executive officer of SERENA, any subsidiary of SERENA or any other company or enterprise to which the person provides services at the request of SERENA. We believe that these provisions and agreements are necessary to attract and retain qualified persons as directors and executive officers.

Item 7.	Exemption from Registration Claimed

Not Applicable.

Item 8.	Exhibits

Exhibit Number	Exhibit

4.1	Instruments Defining Rights of Stockholders. Reference is made to the Registrant’s Registration Statements on Form 8-A which are incorporated by reference pursuant to Item 3(vii).

5.1	Opinion of Gibson, Dunn & Crutcher LLP.

23.1	Consent of Gibson, Dunn & Crutcher LLP (included in Exhibit 5.1).

23.2	Consent of KPMG LLP, independent auditors for SERENA

23.3	Consent of KPMG Audit plc, independent auditors for Merant

23.4	Consent of Ernst & Young LLP, former independent auditors for Merant

24.1	Power of Attorney (Set forth on signature page).

99.1	1996 Micro Focus Share Option Plan, including the 1996 Approved Share Option Scheme

99.2	1998 Merant Share Option Plan

99.3	Merant 1998 Inland Revenue Approved Share Option Scheme

99.4	1992 Intersolv Stock Option Plan

99.5	1997 Intersolv Stock Option Plan

99.6	Merant 1999 Employee Share Purchase Plan

Item 9.	Undertaking

(1) The undersigned Registrant hereby undertakes:

(a)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (1)(a)(i) and (1)(a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement.

(b)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(2) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Mateo, State of California, on the 20th day of May 2004.

SERENA SOFTWARE, INC.

By:	/s/ Robert I. Pender, Jr.

Name:	Robert I. Pender, Jr.
Title:	Vice President, Finance and Administration, Chief Financial Officer and Director

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Robert I. Pender, Jr. and Vita A. Strimaitis and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) and supplements to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitution or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ Douglas D. Troxel Douglas D. Troxel	Chief Technology Officer and Chairman of the Board of Director	May 20, 2004

/s/ Mark E. Woodward Mark E. Woodward	President, Chief Executive Officer and Director (Principal Executive Officer)	May 20, 2004

/s/ Robert I. Pender, Jr. Robert I. Pender, Jr.	Vice President, Finance and Administration, Chief Financial Officer, and Director (Principal Financial Officer and Principal Accounting Officer)	May 20, 2004

/s/ J. Hallam Dawson J. Hallam Dawson	Director	May 20, 2004

/s/ Gregory J. Owens Gregory J. Owens	Director	May 20, 2004

/s/ David G. DeWalt David G. DeWalt	Director	May 20, 2004

/s/ Carl Bass Carl Bass	Director	May 20, 2004

EXHIBIT INDEX

Exhibit Number	Exhibit

4.1	Instruments Defining Rights of Stockholders. Reference is made to the Registrant’s Registration Statements on Form 8-A which are incorporated by reference pursuant to Item 3(vii).

5.1	Opinion of Gibson, Dunn & Crutcher LLP.

23.1	Consent of Gibson, Dunn & Crutcher LLP (included in Exhibit 5.1).

23.2	Consent of KPMG LLP, independent auditors for SERENA

23.3	Consent of KPMG Audit plc, independent auditors for Merant

23.4	Consent of Ernst & Young LLP, former independent auditors for Merant

24.1	Power of Attorney (Set forth on signature page).

99.1	1996 Micro Focus Share Option Plan, including the 1996 Approved Share Option Scheme

99.2	1998 Merant Share Option Plan

99.3	Merant 1998 Inland Revenue Approved Share Option Scheme

99.4	1992 Intersolv Stock Option Plan

99.5	1997 Intersolv Stock Option Plan

99.6	Merant 1999 Employee Share Purchase Plan